Exhibit 99.1

Greenbacker Renewable Energy Company LLC Announces Revised Share Offering Prices

New York, NY – May 11, 2017 - Greenbacker Renewable Energy Company LLC (the “Company”) announced today that its Board of Directors (“Board of Directors”) approved a decrease of in the Organizational & Offering Costs (“O&O”) charged per share from 5% to 1.5% per share. “As we have achieved scale in our business we have been able to more effectively manage the costs of our capital raise” said Charles Wheeler, CEO of the Company. Due to the changes in the O&O charged per share, the Company revised the per share offering price for each class of shares effective May 18, 2017, to the following - $9.735 per Class A share, $9.067 per Class C share and $8.942 per Class I share. While the public offering price has changed due to lower O&O expenses, the net asset value for each share class remains unchanged.

About Greenbacker Renewable Energy Company

Greenbacker Renewable Energy Company is a publicly registered, non-traded limited liability company that expects to acquire a diversified portfolio of income-producing renewable energy power plants, energy efficiency projects and other sustainable investments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform to actual results or changes in the Company‘s expectations.

Media Contact:

David Sher

Director, Greenbacker Renewable Energy Company LLC

917-309 -1234

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director